EXHIBIT 99.1
Press Release
Investor contacts:

Parag Bhansali (904) 854-8640 Lender Processing Services	Mary Waggoner (904) 854-3282 Fidelity National Information Services
FIS Announces Offering of $400 million of Senior Notes of its
Subsidiary, Lender Processing Services, Inc. by Certain
Selling Noteholders
     Jacksonville, Fla. — (June 6, 2008) — Fidelity National Information Services, Inc. (“FIS”) today announced the offering by certain selling securityholders of $400 million aggregate principal amount of senior notes due 2016 (the “Notes”) of FIS’ subsidiary, Lender Processing Services, Inc. (“LPS”). LPS is the new holding company for FIS’ lender processing operations, which, as previously announced, FIS intends to distribute to its stockholders in a tax free spin-off. The notes will initially be issued by LPS to FIS in exchange for the contribution of lender processing assets, and then exchanged by FIS for certain of FIS’ existing bank debt with the holders thereof (the “Selling Noteholders”). The Selling Noteholders intend to offer the Notes for sale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
     The notes to be offered have not been registered under the Securities Act or applicable securities laws, and until so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
     This press release is not an offer to sell, nor a solicitation of an offer to buy, securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Any offers of the securities will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
About Fidelity National Information Services
     Fidelity National Information Services, Inc. (NYSE:FIS) is a leading provider of core processing for financial institutions; card issuer and transaction processing services; mortgage loan processing and mortgage-related information products; and outsourcing services to financial institutions, retailers, mortgage lenders and real estate professionals. FIS has processing and technology relationships with 35 of the top 50 global banks, including nine of the top 10. FIS is a member of Standard and Poor’s (S&P) 500® Index and has been ranked the number one overall financial technology provider in the world by American Banker and the research firm Financial Insight in the annual FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS maintains a strong global presence, serving more than 13,000 financial institutions in more than 80 countries worldwide. For more information on Fidelity National Information Services, please visit www.fidelityinfoservices.com.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage industry. LPS offers solutions that span the mortgage continuum, including lead generation, origination, servicing, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages are serviced using LPS’ Mortgage Servicing Package (MSP). In fact, many of the nation’s top servicers rely on MSP, including seven of the top 10 and 16 of the top 20. LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: risks associated with the proposed spin-off of the Lender Processing Services (LPS) segment by FIS, including the ability of FIS to contribute certain LPS assets and liabilities to the entity to be spun off, the ability of LPS to obtain debt on acceptable terms and exchange that debt with certain holders of the FIS debt, obtaining government approvals, obtaining FIS Board of Directors approval, market conditions for the spin-off, and the risk that the spin-off will not be beneficial once accomplished, including as a result of unexpected dis- synergies resulting from the separation or unfavorable reaction from customers, rating agencies or other constituencies; changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage (both at FIS prior to the spin-off and at the separate companies after the spin-off), which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries; failures to adapt our services to changes in technology or in the marketplace; adverse changes in the level of real estate activity, which would adversely affect certain of our businesses; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; the possibility that our acquisition of EFD/eFunds may not be accretive to our earnings due to undisclosed liabilities, management or integration issues, loss of customers, the inability to achieve targeted cost savings, or other factors; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
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